Exhibit 10.6

SUPPLEMENT NO. 2
TO
TRUST INDENTURE

THIS SUPPLEMENT NO. 2, dated August 4, 2009 (“Supplement No. 2”), to that certain Trust Indenture dated May 28, 2003 (the “Indenture”), as supplemented by Supplement No. 1 dated May 4, 2005 (“Supplement No. 1”) is by and between ROWAN COMPANIES, INC., a Delaware corporation (the “Shipowner”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (successor-in-interest to ALLFIRST TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association), as indenture trustee (the “Indenture Trustee” and, together with the Shipowner, the “Parties”).

WHEREAS, on May 28, 2003, the Shipowner executed the Indenture, and issued thereunder a Floating Rate Note designated, "United States Government Guaranteed Ship Financing Obligations, TARZAN II Series" with a maximum principal amount of $89,658,000;

WHEREAS, on May 4, 2005, in connection with the changes in Payment Dates and Stated Maturities of the Obligations the Shipowner executed Supplement No. 1 to Indenture and issued an amended and restated $89,658,000 Floating Rate Note (the "Initial Transaction");

WHEREAS, Section 4(b) of the Special Provisions of the Indenture provides that the Shipowner may redeem or repay the amended and restated Floating Rate Note, in whole or in part, on a Redemption Date designated by the Shipowner, from the proceeds of the issuance of a fixed rate note;

WHEREAS, the outstanding principal amount of the amended and restated Floating Rate Note is currently $65,746,000; and

WHEREAS, the Parties wish to amend certain documents relating to the Initial Transaction in order to provide for the complete redemption of the amended and restated Floating Rate Note by the issuance of a fixed rate note in the aggregate principal amount of $65,746,000.

NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE FIRST
Section 1.01.  Schedule A.  Schedule A to the Indenture is hereby amended by adding or substituting the following definitions:

“Authorized Newspapers” means The Wall Street Journal, or if it ceases to exist, then in such other newspaper(s) as the Secretary may designate.

"Effective Date" means August 4, 2009.

"Fixed Rate Note” or “Fixed Rate Obligation” shall mean an Obligation substantially in the form of Exhibit A to Supplement No. 2 to Indenture, appropriately completed.

"Indenture Trustee" means MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (successor-in-interest to ALLFIRST TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association), and any successor trustee permitted under the Indenture.

“Letter of Representations” means the Blanket Issuer Letter of Representations between the Shipowner and DTC, any Riders thereto, and DTC’s Operational Arrangements, and other documentation necessary or desirable to effectuate the issuance of the Fixed Rate Notes as Global Obligations.

“Mortgage” means the first preferred continuing mortgage on the Vessel, Contract No. MA-13845, granted under the laws of the Republic of the Marshall Islands by the Shipowner to the Secretary, as originally executed, modified, amended or supplemented.

“Reinvestment Rate” means the yield determined by the Indenture Trustee, based on information received from the Holder or calculation agent, to be the yield of the issue of actively traded United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity plus 0.25%; provided, however, that if such Weighted Average Life to Final Maturity is not equal to the maturity of an actively traded United States Treasury security (rounded to the nearest one-twelfth of a year), such yield shall be obtained by linear interpolation from the yields of actively traded United States Treasury securities having the greater maturity closest to and the lesser maturity closest to such Weighted Average Life to Final Maturity.  The yields shall be determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) (or, if such data ceases to be available, any publicly available sources of similar market data) at approximately 11:00 a.m. (New York City time) on the Make-Whole Premium Determination Date.

“Secretary” or “Administrator” means the Secretary of Transportation or any official or official body from time to time duly authorized to perform the duties and functions of the Secretary of Transportation under Title XI of the Act (including the Maritime Administrator, the Acting Maritime Administrator, and to the extent so authorized, the Deputy Maritime Administrator, the Acting Deputy Maritime Administrator and other officials of the Maritime Administration.

“Supplement No. 2 to Indenture” means the Supplement No. 2 to Trust Indenture dated August 4, 2009, between the Shipowner and the Indenture Trustee.

“Title XI” means Title XI of the Act (now codified as Chapter 537 of Title 46 of the U.S. Code).

“Vessel” means the Shipowner's self-elevating mobile offshore drilling unit named the BOB KELLER (ex- TARZAN II) (O.N. 3160) and constructed by LETOURNEAU, INC. in accordance with the Construction Contract, including all work and material heretofore or hereafter performed upon or installed in or placed on board such Vessel, together with related appurtenances, additions, improvements, and replacements.

All other capitalized terms used herein have the meanings set forth in Schedule A to the Indenture, as amended.

ARTICLE SECOND

The Indenture shall be amended as follows:

Section 2.01.  The Obligations.  Article 2(a) of the Special Provisions of the Indenture is hereby amended and restated in its entirety as follows:

(a) The Obligations issued hereunder shall be designated "United States Government Guaranteed Ship Financing Obligations, TARZAN II Series," and shall be substantially in the form of Exhibit A to Supplement No. 2 to Indenture; and, the aggregate principal amount of Obligations which may be issued under this Indenture shall not exceed $65,746,000.

Section 2.02.  Article 4(a) and (c) of the Special Provisions of the Indenture is hereby amended and restated in its entirety to read as follows:

(a)           Scheduled Mandatory Redemption. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the applicable Redemption Date, through the operation of scheduled repayment providing for the semi-annual redemption on May 10 and November 10 of each year, from November 10, 2005 through May 10, 2009, and commencing November 1, 2009,  on May 1 and November 1 of each year thereafter, of $2,989,000 of principal amount of Obligations, which amount represents approximately one thirtieth (1/30) of the Original Principal Amount of Obligations, plus interest accrued thereon to the Redemption Date.  Unless redeemed earlier in accordance with this Indenture, there shall be a final redemption of the remaining outstanding principal of the Floating Rate Note on the Effective Date and a final redemption of the remaining outstanding principal of the Fixed Rate Note on May 1, 2020.

Notwithstanding the foregoing provisions of this subsection (a), if the principal amount of Outstanding Obligations shall be reduced by reason of any redemption pursuant to Sections 3.04 or 3.06 of Exhibit 1 to this Indenture, the principal amount of Obligations to be redeemed pursuant to this subsection (a) on each subsequent Redemption Date for such Obligations shall be reduced by an amount equal to the principal amount of such Obligations retired by reason of such redemption pursuant to Sections 3.04 or 3.06 of Exhibit 1 hereto divided by the number of Redemption Dates (including the Stated Maturity of such Obligations) scheduled thereafter to May 1, 2020 in the case of Fixed Rate Note(s) (subject to such increase as shall be necessary so that the total principal amount of Obligations to be redeemed on any such Redemption Date shall be an integral multiple of $1,000); provided that, the entire unpaid principal amount of the Outstanding Obligations shall be paid not later than the Effective Date in the case of the Floating Rate Note and May 1, 2020 in the case of each Fixed Rate Note.  The Shipowner shall, in accordance with Section 3.02(e) of Exhibit 1 hereto, promptly after each redemption pursuant to said Sections 3.04 or 3.06, furnish to the Secretary, the Indenture Trustee and each Holder a revised table of scheduled repayments reflecting the reductions made pursuant to this subsection (a) as a result of such redemption

*	*	*

(c)
Optional Redemptions of Obligations at Make-Whole Premium.  At its option, the Shipowner may prepay on any Interest Payment Date the Fixed Rate Note, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof together with interest accrued thereon to the Redemption Date plus the Make-Whole Premium, if any.  Prepayments shall be applied pro rata against each Fixed Rate Note and applied against the scheduled principal payments in the inverse order of scheduled maturity.

Section 2.03.  Article 4(e) of the Special Provisions of the Indenture is hereby deleted in its entirety.

Section 2.04.  The phrase “in the form of Exhibit B to Supplement No. 1 to Indenture” in Article 5(f) of the Special Provisions of the Indenture is revised to read “in the form of Exhibit A to Supplement No. 2 to Indenture.”

Section 2.05.  Concerning Section 2.10 of Exhibit 1 to the Indenture, on and after the Effective Date, the Shipowner shall not execute and the Indenture Trustee shall not authenticate, transfer, exchange or deliver any Obligation unless in the form of Exhibit A to Supplement No. 2 to Indenture.

Section 2.06.  Article 5(l) of the Special Provisions of the Indenture is hereby amended and restated in its entirety to read as follows:

(l)           Concerning Section 3.05.  Section 3.05 is revised to read as follows:

SECTION 3.05.  Redemption after Total Loss, or Requisition of Title, Seizure or Forfeiture of a Vessel.  The Shipowner and the Secretary may Request a Redemption Date, at least forty (40) days but not more than sixty (60) days from the Indenture Trustee’s receipt of the Request, for the redemption of certain Obligations because of (1) an actual, constructive, agreed or compromised total loss of the Vessel, or (2) requisition of title to, or seizure or forfeiture of the Vessel.  Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem, out of funds it receives from the Shipowner, such principal amount of Obligations together with the interest accrued thereon.

Section 2.07.  Article 5(w) of the Special Provisions of the Indenture is hereby deleted in its entirety.

Section 2.08.  Article 5(cc) of the Special Provisions of the Indenture is hereby amended and restated in its entirety to read as follows:

(cc)           Concerning Registered and Beneficial Ownership of theObligations; Legends.

(i)                 The Fixed Rate Note will be issued in the form of a single permanent global Note in definitive, fully registered form without interest coupons (the "Global Obligation").  Except as provided in paragraph (iii) below, owners of beneficial interests in the Global Obligation ("Beneficial Owners") shall not be entitled to receive separate certificated Notes ("Definitive Obligations") and shall not be considered the holders thereof.  Each such Global Obligation shall be deposited with DTC or the Indenture Trustee, as custodian for DTC, registered in the name of Cede or such other nominee as may be requested by DTC, and duly executed by the Shipowner and authenticated by the Indenture Trustee as provided in the Indenture.  The Global Obligation shall bear such legend as DTC may require.

(ii)
Members of, or participants in, DTC shall have no rights under the Indenture with respect to the Global Obligation held on their behalf by DTC or by the Indenture Trustee, as the custodian of DTC, or under the Global Obligation, and Cede or such other nominee as DTC may request may be treated by the Shipowner, the Indenture Trustee and any agent of the Shipowner or the Indenture Trustee as the absolute owner of the Global Obligation for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Shipowner, the Indenture Trustee or any agent of the Shipowner or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC, Cede or such other nominee as DTC may request,  or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in the Global Obligation.

(iii)	(1)
The transfer and exchange of the Global Obligation or beneficial interests therein shall be effected through DTC or the Indenture Trustee, as the custodian for DTC, in accordance with the Indenture and the procedures of DTC therefor.

(2)
The Global Obligation shall be exchangeable for Definitive Obligations registered in the names of persons owning the beneficial interests in the Global Obligation only if DTC notifies the Shipowner, with a copy to the Indenture Trustee, that it is unwilling or unable to continue as depositary for such Global Obligation or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depositary, and a successor depositary is not appointed by the Shipowner within 90 days thereafter. In such event, the Indenture Trustee shall within 30 days from receipt of such notice instruct DTC to notify its direct and indirect participants of the need to re-register the Obligations in the names of the beneficial owners.  Upon surrender by DTC of the Global Obligation issued in its name, the name of Cede or another nominee, the Shipowner shall issue at its sole cost and expense, and the Indenture Trustee shall authenticate Definitive Obligations in the names provided to the Indenture Trustee by DTC.

(3)
The Global Obligation that is exchangeable for Definitive Obligations registered in the name of the owners of beneficial interests therein pursuant to this paragraph (iii) shall be surrendered by DTC to the Indenture Trustee to be so exchanged, without charge, and the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver, upon such exchange of the Global Obligation, an equal aggregate principal amount of Definitive Obligations of authorized denominations.  Definitive Obligations issued in exchange for a beneficial interest in the Global Obligation pursuant hereto shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee in writing.  The Indenture Trustee shall deliver such Definitive Obligations to the Beneficial Owners in whose names such Obligations are so registered in accordance with the instructions of DTC.

(4)
The registered holder of a Global Obligation may grant proxies and otherwise authorize any Beneficial Owner, including DTC's members and participants and Beneficial Owners that may hold interest through such members and participants, to take any action which a Holder is entitled to take under the Indenture or the Obligations.

(5)	In the event of the occurrence of the event specified in paragraph (iii)(2), the Shipowner shall promptly make available to the Indenture Trustee a reasonable supply of Definitive Obligations.

(6)	Notwithstanding any other provision of the Indenture, the Global Obligation may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

(iv)
At such time as all beneficial interests in a Global Obligations have either been exchanged for Definitive Obligations, redeemed, repurchased or canceled, the Global Obligation shall be returned to the Indenture Trustee for cancellation or retained and canceled by the Indenture Trustee.

(v)
The Indenture Trustee shall have no responsibility or obligation to any owner of a beneficial interest in the Global Obligation, a member of, or a participant in, DTC or any other Beneficial Owner with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Obligations or with respect to the delivery to any participant, member, beneficial owner or other Beneficial Owner (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Obligations (or other security or property) under or with respect to such Obligations.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect to the Obligations shall be given or made only to or upon the order of the registered Holders (which shall be DTC, Cede or such other nominee as may be requested by DTC, in the case of the Global Obligation).  The rights of owners of beneficial interests in the Global Obligation shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

Section 2.09.  Endorsement of Floating Rate Note.  Upon surrender of the Floating Rate Note issued on May 4, 2005 to the Indenture Trustee by the Holder thereof following the payment in full of all amounts due thereunder, such Floating Rate Note shall be endorsed to show the redemption of the outstanding amount and thereupon shall be cancelled.

Section 2.10.  Form of Fixed Rate Note.  The form of Fixed Rate Note is attached as Exhibit A to this Supplement No. 2 to Indenture.

Section 2.11.  Issuance of Fixed Rate Note.  On and after the Effective Date, the Shipowner shall issue and deliver to the Holders thereof Fixed Rate Note(s) in accordance with the Indenture substantially in the form of Exhibit A to Supplement No. 2 to Indenture.

Section 2.12.  Concerning Notice.  Article 6 (a) of the Special Provisions to the Indenture is amended to provide that notices to the Secretary and the Indenture Trustee shall be given as follows:

To the Secretary

Address:	SECRETARY OF TRANSPORTATION
c/o Maritime Administrator
Second Floor West Building
Southeast Federal Center
1200 New Jersey Avenue, SE
Washington, D.C.  20590
Attention:                                Shipyard and Marine Financing
Telephone:                              (202) 366-5744
Facsimile:                              (202) 366-7901

To the Indenture Trustee

Address:	MANUFACTURERS AND TRADERS TRUST COMPANY
Mail Code MD2-CS58
25 South Charles Street
Baltimore, Maryland  21201
Attention:	Mr. Donald C. Hargadon
Telephone:	(410) 244-4224
Facsimile:	(410) 244-4236

Except as so amended, the provisions of the Indenture are hereby confirmed, and shall remain in full force and effect.

This Supplement No. 2 to Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Secretary, and an original held by any other party to this transaction, the provisions of the original document held by the Secretary shall prevail.

IN WITNESS WHEREOF, this Supplement No. 2 to Indenture has been duly executed by the Parties as of the day and year first above written.

(SEAL)                                                                ROWAN COMPANIES, INC.

ATTEST:
By:______________________
   Vice President, Finance and
   Chief Financial Officer

________________________
Corporate Secretary

MANUFACTURERS AND TRADERS TRUST
COMPANY
(SEAL)                                                                Indenture Trustee

ATTEST:
By:_______________________
   Vice President

________________________
Vice President

CONSENT:

Pursuant to Section 10.05 of the General Provisions Incorporated into the Trust Indenture by Reference attached as Exhibit 1 to the Trust Indenture, the Secretary hereby consents to this Supplement No. 2 to Trust Indenture.

ATTEST:                                                          UNITED STATES OF AMERICA,
 SECRETARY OF TRANSPORTATION

                                                       BY:  MARITIME ADMINISTRATION

 By:__________________________
     Acting Secretary